    As filed with the Securities and Exchange Commission on October 22, 2001

                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ACTIVISION, INC.

               (Exact name of issuer as specified in its charter)

                 Delaware                                  95-4803544
      (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                   Identification No.)

         3100 Ocean Park Boulevard
         Santa Monica, California                             90405
 (Address of Principal Executive Offices)                  (Zip Code)

                      Activision, Inc. 2001 Incentive Plan
                            (Full title of the plan)

                                Robert A. Kotick
                Chairman of the Board and Chief Executive Officer
                                Activision, Inc.
                            3100 Ocean Park Boulevard
                         Santa Monica, California 90405
                                 (310) 255-2000
            (Name, address and telephone number of agent for service)
                                   Copies to:
                           Kenneth L. Henderson, Esq.
                 Robinson Silverman Pearce Aronsohn & Berman LLP
                           1290 Avenue of the Americas
                            New York, New York 10104

                Approximate date of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE

===================  =============  =============  ==========  ===============
                                     Proposed      Proposed
                                      Maximum      Maximum
   Title of Each        Amount       Offering      Aggregate       Amount of
Class of Securities      to be        Price        Offering      Registration
 to be Registered      Registered    Per Share(1)  Price(1)          Fee
-------------------  -------------  -------------  ----------  ---------------
Common Stock,        1,500,000 (2)     $32.40     $48,6077,500     $12,150
par value
$.000001 per share
===================  =============  =============  ==========  ===============

(1)  Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and (h), the Proposed Maximum Offering Price Per Share and
     the Proposed Maximum Aggregate Offering Price are computed on the basis of the average of the high and low prices for such security on October 15,
     2001, as reported on the NASDAQ National Market.

(2)  The shares covered by this Registration Statement represent the underlying stock for the stock options, restricted stock awards, stock appreciation rights and other stock-based awards to be granted by the registrant under its 2001 Incentive Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Items 1 and 2. Plan Information; Registrant Information and Employee Plan Annual
Information.

     The document(s) containing the information specified in the instructions to
Part I of Form S-8 will be sent or given to participants in the 2001 Incentive
Plan as specified by Rule 428(b)(1). In addition, the statement required to be made pursuant to Item 2 of Part I to Form S-8 shall be contained in the Section
10(a) prospectus.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents filed by Activision, Inc., a Delaware corporation
(the "Company"), with the Securities and Exchange Commission (the "Commission")
are incorporated in this Registration Statement by reference:

          1.   Annual Report on Form 10-K for the fiscal year ended March 31,
               2001.

          2.   Proxy Statement dated July 30, 2001, as filed with the Commission on July 30, 2001.

          3.   Quarterly Report on Form 10-Q for the quarterly period ended June
               30, 2001.

          4.   Current Reports on Form 8-K filed with the Commission on July 11,
               2001, July 31, 2001 and October 4, 2001.

          5.   Description of the Company's Common Stock and the rights
               associated with the Common Stock contained in the Company's
               Registration Statement on Form S-3, Registration No. 333-46425,
               and the Company's Registration Statement on Form 8-A, File No.
               001-15839, filed on April 19, 2000.

          6.   All other reports filed by the Company pursuant to Section 13(a)
               or 15(d) of the Exchange Act since March 31, 2001.

          All documents filed subsequent to the filing date of this Registration
     Statement with the Commission by the Company pursuant to Sections 13(a),
     13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the
     "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered by this Registration Statement have been sold or which de-registers all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration
     Statement and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequent filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement, except as indicated herein.

Item 4. Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     Section 145 of the Delaware General Corporation Law ("DGCL"), paragraph B of Article SIXTH of the Company's Amended and Restated Certificate of
Incorporation and paragraph 5 of Article VII of the Company's By-laws provide for the indemnification of the Company's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act").

     Paragraph B of Article SIXTH of the Amended and Restated Certificate of
Incorporation, as amended, provides mandatory indemnification rights to any officer or director of the Company who, by reason of the fact that he or she is an officer or director of the Company, is involved in a legal proceeding of any nature. Such indemnification rights shall include reimbursement for expenses incurred by such officer or director in advance of the final disposition of such proceeding in accordance with the applicable provisions of the DGCL. Paragraph 5 of Article VII of the Company's Amended and Restated By-laws currently provides that the Company shall indemnify its directors and officers to the fullest extent allowed by law.

     Paragraph A of Article SIXTH of the Amended and Restated Certificate of
Incorporation, as amended, contains a provision which eliminates the personal liability of a director to the Company and its stockholders for certain breaches of his or her fiduciary duty of care as a director. This provision does not, however, eliminate or limit the personal liability of a director (i) for any breach of such director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the Delaware statutory provision making directors personally liable, under a negligence standard, for unlawful dividends or unlawful stock repurchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. This provision offers persons who serve on the Board of Directors of the Company protection against awards of monetary damages resulting from negligent (except as indicated above) and "grossly" negligent actions taken in the performance of their duty of care, including grossly negligent business decisions made in connection with takeover proposals for the Company. As a result of this provision, the ability of the Company or a stockholder thereof to successfully prosecute an action against a director for a breach of his duty of care has been limited. However, the provision does not affect the availability of equitable remedies such as an injunction or rescission based upon a director's breach of his duty of care.

     The Company maintains a directors' and officers' insurance policy which insures the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and directors of the Company. In addition, the Company has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the DGCL. The indemnification agreements require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company believes that these agreements are necessary to attract and retain qualified persons as directors and officers.

     It is currently unclear as a matter of law what impact these provisions will have regarding securities law violations. The Commission takes the position that indemnification of directors, officers and controlling persons against liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and therefore is unenforceable.

Item 7. Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

4.1  Activision, Inc. 2001 Incentive Plan (incorporated by reference to Appendix
     II of the Company's Proxy Statement on Schedule 14A for the 2001 Annual
     Meeting of Stockholders filed on July 30, 2001).

5.1  Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered.

23.1 Consent of PricewaterhouseCoopers LLP.

23.2 Consent of KPMG LLP.

23.3 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1).

24.1 Power of Attorney (included on signature page).

Item 9. Undertakings.

     1.  The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i)  To include any prospectus required by Section 10(a)(3) of the
          Securities Act of 1933, as amended (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) will not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities
Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 22nd day of
October, 2001.

                                         ACTIVISION, INC.

                                         By: /s/ Robert A. Kotick
                                            ---------------------------
                                         Robert A. Kotick, Chairman and
                                         Chief Executive Officer

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Robert A. Kotick and Brian G. Kelly, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments and documents in connection therewith) to this Registration Statement, and to file the same with the
Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Name                      Title                                    Date

/s/ Robert A. Kotick      Chairman, Chief Executive Officer     October 22, 2001
-------------------------  (Principal Executive Officer)
Robert A. Kotick           and Director

/s/ Brian G. Kelly        Co-Chairman and Director              October 22, 2001
-------------------------
Brian G. Kelly

/s/ William Chardavoyne   Chief Financial Officer               October 22, 2001
-----------------------    (Principal Financial
William Chardavoyne         and Accounting Officer)

/s/ Kenneth L. Henderson  Director                              October 22, 2001
------------------------
Kenneth L. Henderson

/s/ Barbara S. Isgur      Director                              October 22, 2001
------------------------
Barbara S. Isgur

/s/ Steven T. Mayer       Director                              October 22, 2001
------------------------
Steven T. Mayer

/s/ Robert J. Morgado     Director                              October 22, 2001
------------------------
Robert J. Morgado

                                  EXHIBIT INDEX

No.  Document

4.1  Activision, Inc. 2001 Incentive Plan (incorporated by reference to Appendix
     II of the Company's Proxy Statement on Schedule 14A for the 2001 Annual
     Meeting of Stockholders filed on July 30, 2001)

5.1  Opinion of Robinson Silverman Pearce Aronsohn & Berman LLP, counsel to the Company, as to the legality of the Common Stock being registered

23.1 Consent of PricewaterhouseCoopers LLP

23.2 Consent of KPMG LLP

23.3 Consent of Robinson Silverman Pearce Aronsohn & Berman LLP (included as part of Exhibit 5.1)

24.1 Power of Attorney (included on signature page)